Exhibit 99.1

Epiq Systems Announces Review of Strategic Alternatives;

Board of Directors Adopts Short-Term Shareholder Rights Plan

Kansas City, KS (September 18, 2014) - Epiq Systems, Inc. (NASDAQ:EPIQ), a leading global provider of managed technology for the legal profession, today announced that its Board of Directors (the “Board”) has commenced a process to explore a full range of strategic and financial alternatives, which may include among other things, acquisitions, divestitures or a going-private or recapitalization transaction, in order to determine a course of action that is in the best interest of all shareholders.

“Our Board of Directors and management are committed to enhancing value for Epiq’s shareholders,” said Tom W. Olofson, chairman and chief executive officer of Epiq Systems. “Concurrent with the review of strategic alternatives, we will continue to execute our ongoing initiatives, increase operational efficiencies, improve financial performance and bolster the competitive position of our business.”

The company noted that there can be no assurance that the Board’s exploration of strategic alternatives will result in an acquisition, divestiture, or a going-private or recapitalization transaction. The company has not set a timetable for completion of this process and does not intend to disclose further developments unless and until its Board approves a specific action or otherwise concludes the review of strategic alternatives.

In addition, the Board has adopted a short-term shareholder rights agreement (“Rights Plan”), which is intended to ensure all shareholders realize the long-term value of their investment in the company and are protected from unfair or coercive takeover attempts.  The Rights Plan, which is similar to the rights plans of many other public companies, is intended to provide the Board with sufficient time to consider any and all strategic and financial alternatives.  Consistent with its limited purpose, the Rights Plan will expire on May 15, 2015 (unless earlier terminated by the Board).

Under the Rights Plan, the company is issuing a dividend of one right (“Right”) on each outstanding share of Epiq’s common stock at the close of business on September 29, 2014. Initially, these Rights will not be exercisable and will trade with the shares of the company’s common stock.

The Rights become exercisable if any person or group acquires beneficial ownership of 10% or more of Epiq’s common stock (or announces a tender or exchange offer, which, if consummated, would result in such person or group acquiring beneficial ownership of 10% or more of Epiq’s common stock).  While the Rights will not prevent a takeover of the company, they may cause substantial dilution to any such person or group and thus deter attempts to acquire the company on terms that the Board does not believe are in the best interests of all its shareholders.

Additional details about the Rights and a copy of the Rights Plan will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Kirkland & Ellis LLP is serving as legal advisor to the company.

About Epiq Systems

Epiq Systems is a leading global provider of technology-enabled solutions for electronic discovery, bankruptcy, and class action and mass tort administration. We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, combined with deep subject-matter expertise, provide reliable solutions for the professionals we serve. Visit us at www.epiqsystems.com.

Forward-looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words.  Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provide a “safe harbor” for forward-looking statements.  Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements.  These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) any material changes in our total number of client engagements and the volume associated with each engagement, (5) any material changes in our clients’ deposit portfolio or the services required or selected by our clients in engagements, (6) changes in or the effects of pricing structures and arrangements, (7) risks associated with the handling of confidential data and compliance with information privacy laws, (8) risks associated with developing and providing software and internet-based technology solutions to our clients, (9) ability to attract, develop and retain executives and other qualified employees, (10) risks associated with the integration of acquisitions into our existing business operations, (11) risks associated with our international operations, (12) risks associated with foreign currency fluctuations, (13) risks of litigation against us or failure to protect our intellectual property, (14) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (15) any material non-cash write-downs based on impairment of our goodwill, (16) risks associated with indebtedness and interest rate fluctuations, (17) overall strength and stability of general economic conditions, both in the United States and in the global markets, and (18) other risks detailed from time to time in our SEC filings, including our most recent Annual Report on Form 10-K, Quarterly Reports on

Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

For further information, contact:

Lew Schroeber, Investor Relations
Telephone: 913-621-9500
Email:  ir@epiqsystems.com

Michael Freitag / Mahmoud Siddig / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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